SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02

David McGlade was appointed as Acting Chief Financial Officer of Intelsat, Ltd. effective June 5, 2008 and will continue to serve as Chief Executive Officer of Intelsat, Ltd. On June 2, 2008, Intelsat, Ltd. issued a press release announcing the appointment of Mr. McGlade, a copy of which is furnished herewith as an exhibit.

Jeffrey P. Freimark resigned his position as Executive Vice President and Chief Financial Officer of Intelsat, Ltd. effective June 5, 2008. Intelsat Global, Ltd. (the parent of Intelsat, Ltd.), Intelsat Holdings, Ltd. and Intelsat, Ltd. entered into a Separation Agreement and Release, referred to as the Separation Agreement, with Mr. Freimark, on June 5, 2008. Under the terms of the Separation Agreement, among other things, Mr. Freimark will be entitled to (i) a severance payment payable in 12 equal monthly installments commencing by June 20, 2008, and (ii) a lump sum payment representing his accrued vacation (less all required tax withholdings and other authorized deductions). In addition, Mr. Freimark’s fully vested options to purchase Intelsat Global, Ltd. shares will be cancelled in exchange for an amount payable in five equal installments, with the first installment payable by June 20, 2008, and the balance to be paid in equal installments at six month intervals thereafter. Mr. Freimark agreed to release Intelsat Global, Ltd., Intelsat, Ltd. and certain other parties from claims in connection with his employment and separation from employment from Intelsat, Ltd. Mr. Freimark also agreed to extend the duration of certain non-competition and other restrictive covenants applicable to him pursuant to the terms of his employment agreement. A copy of the Separation Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and Release, by and among Intelsat Global, Ltd., Intelsat Holdings, Ltd., Intelsat, Ltd. and Jeffrey P. Freimark, dated June 5, 2008.

99.1	Press Release dated June 2, 2008, entitled “Intelsat Announces Acting Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008

INTELSAT, LTD.

By:	/s/ Phillip Spector
Name:	Phillip Spector
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and Release, by and among Intelsat Global, Ltd., Intelsat Holdings, Ltd., Intelsat, Ltd. and Jeffrey P. Freimark, dated June 5, 2008.

99.1	Press Release dated June 2, 2008, entitled “Intelsat Announces Acting Chief Financial Officer.”